UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 15, 2025

NETSTREIT Corp.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-39443	84-3356606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2021 McKinney Avenue Suite 1150 Dallas, Texas	75201
(Address of Principal Executive Offices)	(Zip Code)
972-200-7100
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NTST	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 15, 2025, NETSTREIT Corp. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting:

	Shares	Shares		Broker
	Voted For	Voted Against	Abstentions	Non-Votes
Election of directors
Mark Manheimer	68,517,286	752,161	18,485	5,426,586
Lori Wittman	68,015,622	1,253,819	18,491	5,426,586
Michael Christodolou	68,493,551	775,896	18,485	5,426,586
Heidi Everett	68,207,066	775,275	305,591	5,426,586
Todd Minnis	68,203,987	1,065,460	18,485	5,426,586
Matthew Troxell	67,148,685	2,120,762	18,485	5,426,586
Robin Zeigler	67,871,227	1,398,220	18,485	5,426,586

	Shares	Shares		Broker
	Voted For	Voted Against	Abstentions	Non-Votes
Approval of amendment and restatement of 2019 Omnibus Incentive Compensation Plan	67,542,268	1,710,326	35,338	5,426,586

	Shares	Shares
	Voted For	Voted Against	Abstentions
Ratification of appointment of independent registered public accounting firm	73,388,672	1,306,963	18,883

	Shares	Shares		Broker
	Voted For	Voted Against	Abstentions	Non-Votes
Approval, on an advisory basis, of named executive officer compensation	63,891,909	5,362,267	33,756	5,426,586

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSTREIT Corp.

/s/ DANIEL DONLAN
Daniel Donlan
Chief Financial Officer and Treasurer
Date:	May 20, 2025	(Principal Financial Officer)